Exhibit 24.2

POWER OF ATTORNEY

I, Ellen F. Siminoff, in respect of my position as a director of SolarWinds, Inc., hereby constitute and appoint Michael S. Bennett and Kevin B. Thompson, jointly and severally, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities (including my capacity as a director) to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of SolarWinds, Inc., (Registration No. 333-149851) and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: August 19, 2008

/s/ Ellen F. Siminoff Ellen F. Siminoff